Exhibit 99.1
Alphabet Announces Second Quarter 2025 Results
MOUNTAIN VIEW, Calif. – July 23, 2025 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2025.
•Consolidated Alphabet revenues in Q2 2025 increased 14%, or 13% in constant currency, year over year to $96.4 billion reflecting robust momentum across the business. Google Search & other, YouTube ads, Google subscriptions, platforms, and devices, and Google Cloud each delivered double-digit growth in Q2.
•Google Services revenues increased 12% to $82.5 billion, reflecting strong performance across Google Search & other, Google subscriptions, platforms, and devices, and YouTube ads.
•Google Cloud revenues increased 32% to $13.6 billion, led by growth in Google Cloud Platform (GCP) across core GCP products, AI Infrastructure, and Generative AI Solutions.
•Total operating income increased 14% and operating margin was 32.4%. Operating margin benefited from strong revenue growth and continued efficiencies in the expense base, partially offset by a charge related to a settlement in principle of certain legal matters.
•Net income increased 19% and EPS increased 22% to $2.31.

Sundar Pichai, CEO, said: "We had a standout quarter, with robust growth across the company. We are leading at the frontier of AI and shipping at an incredible pace. AI is positively impacting every part of the business, driving strong momentum. Search delivered double-digit revenue growth, and our new features, like AI Overviews and AI Mode, are performing well. We continue to see strong performance in YouTube as well as subscriptions offerings. And Cloud had strong growth in revenues, backlog and profitability. Its annual revenue run-rate is now more than $50 billion. With this strong and growing demand for our Cloud products and services, we are increasing our investment in capital expenditures in 2025 to approximately $85 billion and are excited by the opportunity ahead.”
Q2 2025 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended June 30, 2024 and 2025 (in millions, except for per share information and percentages).

	Quarter Ended June 30,
	2024	2025
Revenues	$84,742	$96,428
Change in revenues year over year	14%	14%
Change in constant currency revenues year over year(1)	15%	13%

Operating income	$27,425	$31,271
Operating margin	32%	32%

Other income (expense), net	$126	$2,662

Net income	$23,619	$28,196
Diluted EPS	$1.89	$2.31
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q2 2025 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended June 30,
	2024	2025
Google Search & other	$48,509	$54,190
YouTube ads	8,663	9,796
Google Network	7,444	7,354
Google advertising	64,616	71,340
Google subscriptions, platforms, and devices	9,312	11,203
Google Services total	73,928	82,543
Google Cloud	10,347	13,624
Other Bets	365	373
Hedging gains (losses)	102	(112)
Total revenues	$84,742	$96,428

Total TAC	$13,387	$14,705

Number of employees	179,582	187,103
Segment Operating Results

	Quarter Ended June 30,
	2024	2025
Operating income (loss):
Google Services	$29,674	$33,063
Google Cloud	1,172	$2,826
Other Bets	(1,134)	$(1,246)
Alphabet-level activities(1)	(2,287)	$(3,372)
Total income from operations	$27,425	$31,271
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $102 million and $(112) million for the three months ended June 30, 2024 and 2025, respectively. Alphabet-level activities include charges related to employee severance and office space charges.
Additional Information Relating to the Quarter Ended June 30, 2025 (unaudited)
Issuance of Senior Unsecured Notes
In May 2025, Alphabet issued fixed-rate senior unsecured notes for net proceeds of $12.5 billion to be used for general corporate purposes.

Webcast and Conference Call Information
A live audio webcast of our second quarter 2025 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=BtXRNTgsgpU. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of July 23, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2024	As of June 30, 2025
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,466	$21,036
Marketable securities	72,191	74,112
Total cash, cash equivalents, and marketable securities	95,657	95,148
Accounts receivable, net	52,340	55,048
Other current assets	15,714	16,020
Total current assets	163,711	166,216
Non-marketable securities	37,982	52,574
Deferred income taxes	17,180	19,289
Property and equipment, net	171,036	203,231
Operating lease assets	13,588	14,255
Goodwill	31,885	32,335
Other non-current assets	14,874	14,153
Total assets	$450,256	$502,053
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,987	$8,347
Accrued compensation and benefits	15,069	12,168
Accrued expenses and other current liabilities	51,228	52,039
Accrued revenue share	9,802	9,787
Deferred revenue	5,036	4,969
Total current liabilities	89,122	87,310
Long-term debt	10,883	23,607
Income taxes payable, non-current	8,782	10,027
Operating lease liabilities	11,691	11,952
Other long-term liabilities	4,694	6,241
Total liabilities	125,172	139,137
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $$0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,211 (Class A 5,835, Class B 861, Class C 5,515) and 12,104 (Class A 5,816, Class B 849, Class C 5,439) shares issued and outstanding	84,800	89,283
Accumulated other comprehensive income (loss)	(4,800)	(2,127)
Retained earnings	245,084	275,760
Total stockholders’ equity	325,084	362,916
Total liabilities and stockholders’ equity	$450,256	$502,053

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended June 30,		Year To Date June 30,
	2024	2025	2024	2025
Revenues	$84,742	$96,428	$165,281	$186,662
Costs and expenses:
Cost of revenues	35,507	39,039	69,219	75,400
Research and development	11,860	13,808	23,763	27,364
Sales and marketing	6,792	7,101	13,218	13,273
General and administrative	3,158	5,209	6,184	8,748
Total costs and expenses	57,317	65,157	112,384	124,785
Income from operations	27,425	31,271	52,897	61,877
Other income (expense), net	126	2,662	2,969	13,845
Income before income taxes	27,551	33,933	55,866	75,722
Provision for income taxes	3,932	5,737	8,585	12,986
Net income	$23,619	$28,196	$47,281	$62,736

Basic net income per share	$1.91	$2.33	$3.82	$5.16
Diluted net income per share	$1.89	$2.31	$3.78	$5.12
Number of shares used in basic earnings per share calculation	12,343	12,122	12,379	12,153
Number of shares used in diluted earnings per share calculation	12,495	12,198	12,511	12,245

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended June 30,		Year To Date June 30,
	2024	2025	2024	2025
Operating activities
Net income	$23,619	$28,196	$47,281	$62,736
Adjustments:
Depreciation of property and equipment	3,708	4,998	7,121	9,485
Stock-based compensation expense	5,865	5,998	11,129	11,514
Deferred income taxes	(3,157)	(444)	(2,738)	(1,596)
Loss (gain) on debt and equity securities, net	1,024	(1,451)	(757)	(11,411)
Other	851	560	1,185	1,041
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(3,057)	(2,839)	110	(1,201)
Income taxes, net	(3,900)	(9,631)	(889)	(2,434)
Other assets	(532)	(1,479)	(1,532)	(2,767)
Accounts payable	1,561	553	(563)	(327)
Accrued expenses and other liabilities	(122)	3,485	(5,176)	(1,560)
Accrued revenue share	419	(335)	97	(219)
Deferred revenue	361	136	220	636
Net cash provided by operating activities	26,640	27,747	55,488	63,897
Investing activities
Purchases of property and equipment	(13,186)	(22,446)	(25,198)	(39,643)
Purchases of marketable securities	(22,327)	(21,417)	(43,011)	(39,870)
Maturities and sales of marketable securities	33,592	20,585	58,577	40,930
Purchases of non-marketable securities	(993)	(1,354)	(2,199)	(2,312)
Maturities and sales of non-marketable securities	292	614	605	873
Acquisitions, net of cash acquired, and purchases of intangible assets	(26)	(13)	(87)	(353)
Other investing activities	(133)	(513)	(32)	(363)
Net cash used in investing activities	(2,781)	(24,544)	(11,345)	(40,738)
Financing activities
Net payments related to stock-based award activities	(3,209)	(2,621)	(6,138)	(5,731)
Repurchases of stock	(15,684)	(13,638)	(31,380)	(28,706)
Dividend payments	(2,466)	(2,543)	(2,466)	(4,977)
Proceeds from issuance of debt, net of costs	2,893	26,846	4,875	31,378
Repayments of debt	(2,423)	(13,876)	(5,502)	(18,397)
Proceeds from sale of interest in consolidated entities, net	0	0	8	400
Net cash used in financing activities	(20,889)	(5,832)	(40,603)	(26,033)
Effect of exchange rate changes on cash and cash equivalents	(238)	401	(363)	444
Net increase (decrease) in cash and cash equivalents	2,732	(2,228)	3,177	(2,430)
Cash and cash equivalents at beginning of period	24,493	23,264	24,048	23,466
Cash and cash equivalents at end of period	$27,225	$21,036	$27,225	$21,036

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended June 30,
	2024	2025
Revenues:
Google Services	$73,928	$82,543
Google Cloud	10,347	13,624
Other Bets	365	373
Hedging gains (losses)	102	(112)
Total revenues	$84,742	$96,428
Operating income (loss):
Google Services	$29,674	$33,063
Google Cloud	1,172	2,826
Other Bets	(1,134)	(1,246)
Alphabet-level activities	(2,287)	(3,372)
Total income from operations	$27,425	$31,271
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include certain AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended June 30,
	2024	2025
Interest income	$1,090	$1,050
Interest expense	(67)	(261)
Foreign currency exchange gain (loss), net	(173)	(69)
Gain (loss) on debt securities, net	(310)	165
Gain (loss) on equity securities, net(1)	(714)	1,286
Performance fees	128	(83)
Income (loss) and impairment from equity method investments, net	32	419
Other	140	155
Other income (expense), net	$126	$2,662
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q2 2025, the net effect of the gain on equity securities of $1.3 billion and the performance fees related to certain investments of $83 million increased the provision for income tax, net income, and diluted net income per share by $253 million, $950 million, and $0.08, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q2 2025
Net cash provided by operating activities	$30,698	$39,113	$36,150	$27,747	$133,708
Less: purchases of property and equipment	(13,061)	(14,276)	(17,197)	(22,446)	(66,980)
Free cash flow	$17,637	$24,837	$18,953	$5,301	$66,728
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended June 30, 2024 to the Quarter Ended June 30, 2025

			Quarter Ended June 30, 2025
					% Change from Prior Period
	Quarter Ended June 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
United States	$41,196	$46,063	$0	$46,063	12%		0%	12%
EMEA	24,683	28,262	780	27,482	14%		3%	11%
APAC	13,823	16,480	115	16,365	19%		1%	18%
Other Americas	4,938	5,735	(352)	6,087	16%		(7)%	23%
Revenues, excluding hedging effect	84,640	96,540	543	95,997	14%		1%	13%
Hedging gains (losses)	102	(112)
Total revenues(1)	$84,742	$96,428		$95,997	14%	0%	1%	13%
(1)Total constant currency revenues of $96.0 billion for the quarter ended June 30, 2025 increased $11.4 billion compared to $84.6 billion in revenues, excluding hedging effect, for the quarter ended June 30, 2024.
Comparison from the Quarter Ended March 31, 2025 to the Quarter Ended June 30, 2025

			Quarter Ended June 30, 2025
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	March 31, 2025	June 30, 2025
United States	$43,964	$46,063	$0	$46,063	5%		0%	5%
EMEA	25,923	28,262	1,270	26,992	9%		5%	4%
APAC	14,854	16,480	242	16,238	11%		2%	9%
Other Americas	5,233	5,735	109	5,626	10%		2%	8%
Revenues, excluding hedging effect	89,974	96,540	1,621	94,919	7%		2%	5%
Hedging gains (losses)	260	(112)
Total revenues(1)	$90,234	$96,428		$94,919	7%	0%	2%	5%
(1)Total constant currency revenues of $94.9 billion for the quarter ended June 30, 2025 increased $4.9 billion compared to $90.0 billion in revenues, excluding hedging effect, for the quarter ended March 31, 2025.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended June 30, 2023 to the Quarter Ended June 30, 2024

			Quarter Ended June 30, 2024
	Quarter Ended June 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
Revenues excluding hedging effect	$74,601	$84,640	$(1,267)	$85,907	13%		(2)%	15%
Hedging gains (losses)	$3	$102
Total revenues	$74,604	$84,742		$85,907	14%	1%	(2)%	15%